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                                                                   EXHIBIT 10.15

                                         As of March 26, 1997

Carson Pirie Scott & Co.
331 West Wisconsin Avenue
Milwaukee, Wisconsin 53203
Attention: Board of Directors

Charles J. Hansen
Vice President, General Counsel,
 and Secretary
331 West Wisconsin Avenue
Milwaukee, Wisconsin 53203

     I agree (1) to waive the terms of Section 6(b), second sentence, clause
(ii), with respect to all stock options granted to me by the Compensation Committee of the Board of Directors on March 26, 1997 under the 1993 Carson Pirie Scott & Co. Stock Incentive Plan (the "Options") and (2) that the vesting of the Options shall be governed exclusively by the terms of the stock option agreement covering the Options. I understand that this letter waiver is a material inducement to the Compensation Committee to grant the Options. This letter waiver applies only to the Options and not to any previous or subsequent grant of stock options and does not affect any other term of the Employment Agreement dated as of March 25, 1996 between Carson Pirie Scott & Co. and me, including without limitation Section 12(d) of that agreement.

                                              Sincerely

                                              /s/ Michael R. MacDonald

                                              Michael R MacDonald